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                                                                       EXHIBIT 8


                                        November 12, 1998


JCP Receivables, Inc.
6501 Legacy Drive, Mail Stop 1318
Plano, Texas 75024

        Re:     JCP Master Credit Card Trust
                Asset Backed Certificates, Series E

Ladies and Gentlemen:

        In connection with the issuance of the Class A Asset Backed Certificates, Series E (the "Certificates") pursuant to the Pooling and Servicing Agreement dated as of September 5, 1988, as amended to the date hereof, and the Series E supplement thereto (together, the "Agreement"),/1/ between JCP Receivables, Inc., J. C. Penney Company, Inc., as servicer, and The Fuji Bank and Trust Company, as trustee, you have requested our opinion regarding certain descriptions of tax consequences contained in the prospectus (the "Prospectus") relating to the Certificates included in the Registration Statement on Form S-1 being filed with the Securities and Exchange Commission (the "Registration Statement").

        Our opinion is based on an examination of the form of Agreement, the Prospectus, the form of Certificates, and such other documents, instruments, and information as we considered necessary. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on

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/1/     Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

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JCP Receivables, Inc.
November 12, 1998
Page 2

which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

     Based on the foregoing, it is our opinion that the statements in the Registration Statement under the heading "Certain U.S. Federal Income Tax Consequences," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, accurately describe the material Federal income tax consequences to holders of the Certificates, under existing law and the assumptions stated therein.

     We express no opinion with respect to the matters addressed in this letter other than as set forth above.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Prospectus Summary--Tax Status," "Certain U.S. Federal Income Tax Consequences" and "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom LLP